Exhibit 99

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

First-Quarter 2016 Financial Results

First-Quarter 2016

•	Revenue increased 6% to $608 million with 11% and 8% growth at AHS and Terminix, respectively
•	Net income of $39 million, or $0.28 per share, versus $28 million, or $0.20 per share, a year ago
•	Adjusted net income(1) of $47 million, or $0.34 per share, versus $45 million, or $0.33 per share, a year ago
•	Adjusted EBITDA(2) decreased 5% to $127 million from $133 million a year ago
•	2016 Outlook: Revenue range of $2,750 million to $2,780 million, or 6% to 7% over prior year, and Adjusted EBITDA range of $675 million to $690 million, or 9% to 11% over prior year

MEMPHIS, TENN, — May 4, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited first-quarter 2016 results. The company reported a year-over-year revenue increase of 6 percent driven by organic growth at American Home Shield (“AHS”) and in Terminix’s pest service line as well as the impact of acquiring Alterra Pest Control, LLC (“Alterra”) on November 10, 2015.

First-quarter 2016 net income was  $39 million, or $0.28 per share, versus $28 million, or $0.20 per share, in the same period in 2015. First-quarter 2015 net income includes a loss on extinguishment of debt of $8 million, net of tax.

First-quarter 2016  adjusted net income was  $47 million, or $0.34 per share, versus $45 million, or $0.33 per share, for the same period in 2015.

First-quarter 2016  Adjusted EBITDA was  $127 million, a year-over-year decrease of $6 million, or 5 percent, primarily driven by a  $10 million decrease in Adjusted EBITDA at AHS offset by a $5 million increase in  Adjusted EBITDA at Terminix. The Adjusted EBITDA reduction this quarter reflects increases of approximately $6 million in technology costs, primarily investments related to the ServSmartSM initiative, $11 million in sales/marketing spend and $10 million of contractor claim costs at AHS, partially offset by $26 million from the conversion of higher revenue.

Rob Gillette, ServiceMaster’s chief executive officer, noted: “We continue to grow and invest in our business with revenue growth accelerating at both AHS and Terminix this quarter. By investing in marketing and our ServSmart platform, we are building brand awareness and developing a technology platform that makes it easy for our customers to do business with us. With these investments we are well-positioned for future growth and profitability.”

Consolidated Performance

	Three Months Ended March 31,
$ millions	2016	2015	B/(W)
Revenue	$608	$571	$37
YoY growth			6.4%
Gross Margin	284	268	16
% of revenue	46.7%	46.9%	(0.2)	pts
SG&A	(173)	(152)	(21)
% of revenue	28.5%	26.6%	(1.9)	pts
Income from Continuing Operations before Income Taxes	62	45	17
% of revenue	10.2%	7.8%	2.4	pts
Net Income	39	28	11
% of revenue	6.4%	4.9%	1.5	pts
Adjusted Net Income(1)	47	45	2
% of revenue	7.7%	7.9%	(0.2)	pts
Adjusted EBITDA(2)	127	133	(6)
% of revenue	20.9%	23.2%	(2.3)	pts
Free Cash Flow(3)	89	71	18

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended March 31,
	Revenue		Adjusted EBITDA
$ millions	2016	B/(W) vs. PY	2016	B/(W) vs. PY
Terminix	$364	$28	$94	$5
YoY growth / % of revenue		8.3%	25.8%	(0.6)	pts
American Home Shield	194	19	19	(10)
YoY growth / % of revenue		10.9%	9.8%	(6.8)	pts
Franchise Services Group	49	(10)	18	(1)
YoY growth / % of revenue		(16.9)%	36.7%	5.2	pts
Corporate(4)	1	—	(4)	—
Total	$608	$37	$127	$(6)
YoY growth / % of revenue		6.4%	20.9%	(2.3)	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to free cash flow, are set forth below in this press release.

Terminix

Terminix reported an 8 percent year-over-year revenue increase in the first-quarter of 2016,  driven primarily by the impact of the Alterra acquisition in November 2015 and organic growth in pest service revenue. Adjusted EBITDA increased 6 percent, or $5 million, versus prior year, primarily driven by $15 million from the conversion of higher revenue, offset, in part, by a $4  million increase in technology costs, a $1 million increase in sales/marketing costs and a  $5 million increase in other costs.

American Home Shield

American Home Shield reported an 11 percent year-over-year revenue increase in the first-quarter of 2016 driven by the growth in the number of home warranties and price increases. Adjusted EBITDA decreased  $10 million versus prior year,  primarily reflecting a $10 million increase in contractor claim costs,  a  $10 million increase in sales/marketing costs and a  $2 million increase in technology costs, offset, in part, by $13 million from the conversion of higher revenue.

The increase in contractor claim costs was driven by an increase in the average cost per service request associated with appliance repairs and normal inflationary pressure. As of the end of the first quarter, our utilization of in-network contractors has returned to historical levels.

Franchise Services Group

The Franchise Services Group reported a 17 percent year-over-year revenue decrease in the first-quarter of 2016 primarily reflecting the conversion of certain company-owned Merry Maids branches to franchises and lower sales of products.  Adjusted EBITDA decreased 5 percent or $1 million versus prior year, primarily reflecting the flow-through effect of lower revenue and the branch conversions, offset, in part, by cost reduction initiatives.

Cash Flow

For the three months ended March 31, 2016, net cash provided from operating activities from continuing operations increased to $106 million from  $68 million for the three months ended March 31, 2015.

Net cash used for investing activities from continuing operations was $15 million for the three months ended March 31, 2016 compared to $14 million for the three months ended March 31, 2015.

Net cash used for financing activities from continuing operations was $17 million for the three months ended March 31, 2016 compared to $190 million for the three months ended March 31, 2015.

Free cash flow(3) was $89 million for the three months ended March 31, 2016 compared to $71 million for the three months ended March 31, 2015.

Other Matters

U.S. Virgin Islands

As previously disclosed, the company entered into a plea agreement in connection with the investigation by the United States Department of Justice with respect to the incident in St. John, U.S. Virgin Islands. To date,  the company has recorded charges of $10 million in connection with the plea agreement, of which $2 million was recorded in the first-quarter of 2016. At an initial appearance on April 20, 2016, the United States District Court of the U.S. Virgin Islands rejected the plea agreement, indicating that it was not satisfied with the assessment and distribution of the monetary sanctions set forth in the plea agreement. The United States Department of Justice and the company continue to discuss the matter, including potential modifications to the plea agreement. The court scheduled a sentencing hearing on August 25, 2016 and indicated that a modified plea agreement could be filed up to that date.

2016 Investor Day

The company will hold an Investor Day on Tuesday, May 17 at the Waldorf Astoria Hotel, 301 Park Avenue, New York City. Rob Gillette, Chief Executive Officer, and members of executive management will provide an overview of the company’s strategic plan, including ServSmart, the company’s approach to combining technology with its unmatched service network of trusted professionals. To register for the event, please visit the company’s investor relations home page.

For those unable to attend in person, a live streaming of the event will be available beginning at approximately 8:00 a.m. eastern time on Tuesday May 17, 2016. To participate, visit the company’s investor relations home page.  A replay will be available on www.servicemaster.com under Investor Relations following the event.

Full-Year 2016 Outlook

Revenue is expected to range from $2,750 million to $2,780 million, or an increase of 6 percent to 7 percent compared to 2015. Adjusted EBITDA is expected to range from $675 million to $690 million, or an increase of 9 percent to 11 percent compared to 2015.

First-Quarter 2016 Earnings Conference Call

The company will discuss its first-quarter 2016 operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  May 4, 2016. To participate on the conference call, interested parties should call 888.225.2695 (or international participants, 303.223.4364). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page.

The call will be available for replay until June 4, 2016. To access the replay of this call, please call 800.633.8284 and enter reservation number 21809467 (international participants: 402.977.9140, reservation number 21809467). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture and cabinet repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2016 revenue and Adjusted EBITDA outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income from continuing operations before: amortization expense; 401(k) Plan corrective contribution;  restructuring charges; gain on sale of Merry Maids branches; loss on extinguishment of debt; other expense; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income from continuing operations before: depreciation and amortization expense; 401(k) Plan corrective contribution; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  provision for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Free cash flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: call premium paid for retirement of debt; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$608	$571
Cost of services rendered and products sold	324	303
Selling and administrative expenses	173	152
Amortization expense	8	12
Restructuring charges	1	2
Gain on sale of Merry Maids branches	(1)	(1)
Interest expense	38	46
Interest and net investment income	(1)	(1)
Loss on extinguishment of debt	—	13
Other expense	3	—
Income from Continuing Operations before Income Taxes	62	45
Provision for income taxes	23	17
Income from Continuing Operations	39	28
Loss from discontinued operations, net of income taxes	—	—
Net Income	$39	$28
Total Comprehensive Income	$40	$22
Weighted-average common shares outstanding - Basic	135.6	134.4
Weighted-average common shares outstanding - Diluted	137.8	136.1
Basic Earnings Per Share:
Income from Continuing Operations	$0.29	$0.21
Loss from discontinued operations, net of income taxes	—	—
Net Income	0.28	0.21
Diluted Earnings Per Share:
Income from Continuing Operations	$0.28	$0.21
Loss from discontinued operations, net of income taxes	—	—
Net Income	0.28	0.20

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	March 31,	December 31,
	2016	2015
Assets:
Current Assets:
Cash and cash equivalents	$371	$296
Marketable securities	25	24
Receivables, less allowances of $21 and $23, respectively	458	487
Inventories	39	40
Prepaid expenses and other assets	133	54
Deferred customer acquisition costs	30	32
Total Current Assets	1,056	933
Other Assets:
Property and equipment, net	164	160
Goodwill	2,131	2,129
Intangible assets, primarily trade names, service marks and trademarks, net	1,695	1,704
Notes receivable	33	32
Long-term marketable securities	56	57
Other assets	45	83
Total Assets	$5,180	$5,098
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$105	$110
Accrued liabilities:
Payroll and related expenses	56	64
Self-insured claims and related expenses	179	106
Accrued interest payable	3	10
Other	63	59
Deferred revenue	567	552
Liabilities of discontinued operations	1	—
Current portion of long-term debt	55	54
Total Current Liabilities	1,028	955
Long-Term Debt	2,693	2,698
Other Long-Term Liabilities:
Deferred taxes	687	687
Other long-term obligations, primarily self-insured claims	182	213
Total Other Long-Term Liabilities	868	901
Commitments and Contingencies
Shareholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 143,389,172 shares issued and 135,729,451 outstanding at March 31, 2016 and 143,170,897 shares issued and 135,511,176 outstanding at December 31, 2015)	2	2
Additional paid-in capital	2,250	2,245
Accumulated deficit	(1,521)	(1,560)
Accumulated other comprehensive loss	(19)	(21)
Less common stock held in treasury, at cost (7,659,721 shares at March 31, 2016 and December 31, 2015)	(122)	(122)
Total Shareholders' Equity	590	545
Total Liabilities and Shareholders' Equity	$5,180	$5,098

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2016	2015
Cash and Cash Equivalents at Beginning of Period	$296	$389
Cash Flows from Operating Activities from Continuing Operations:
Net Income	39	28
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation expense	13	12
Amortization expense	8	12
Amortization of debt issuance costs	1	1
Gain on sale of Merry Maids branches	(1)	(1)
Loss on extinguishment of debt	—	13
Call premium paid on retirement of debt	—	(11)
Deferred income tax provision	1	5
Stock-based compensation expense	3	2
Other	4	1
Change in working capital, net of acquisitions:
Receivables	28	21
Inventories and other current assets	(7)	6
Accounts payable	5	6
Deferred revenue	16	17
Accrued liabilities	(16)	(29)
Accrued interest payable	(7)	(25)
Accrued restructuring charges	—	(1)
Current income taxes	19	10
Net Cash Provided from Operating Activities from Continuing Operations	106	68
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(17)	(8)
Sale of equipment and other assets	3	1
Other business acquisitions, net of cash acquired	(2)	(12)
Purchases of available-for-sale securities	(2)	(5)
Sales and maturities of available-for-sale securities	2	9
Origination of notes receivable	(23)	(21)
Collections on notes receivable	24	22
Net Cash Used for Investing Activities from Continuing Operations	(15)	(14)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	—	3
Payments of debt	(19)	(200)
Issuance of common stock	2	8
Net Cash Used for Financing Activities from Continuing Operations	(17)	(190)
Cash Flows from Discontinued Operations:
Cash used for operating activities	—	(5)
Net Cash Used for Discontinued Operations	—	(5)
Effect of Exchange Rate Changes on Cash	1	—
Cash Increase (Decrease) During the Period	74	(141)
Cash and Cash Equivalents at End of Period	$371	$248

The following table presents reconciliations of Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended
	March 31,
(In millions)	2016	2015
Income from Continuing Operations	$39	$28
Amortization expense	8	12
Restructuring charges	1	2
Gain on sale of Merry Maids branches	(1)	(1)
Loss on extinguishment of debt	—	13
Other expense	3	—
Tax impact of adjustments	(3)	(10)
Adjusted Net Income	$47	$45

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow for the periods presented.

	Three Months Ended
	March 31,
(In millions)	2016	2015
Net Cash Provided from Operating Activities from Continuing Operations	$106	$68
Call premium paid on retirement of debt	—	11
Property additions	(17)	(8)
Free Cash Flow	$89	71

The following table presents reconciliations of Adjusted EBITDA to Income from Continuing Operations for the periods presented.

	Three Months Ended
	March 31,
(In millions)	2016	2015
Terminix	$94	$89
American Home Shield	19	29
Franchise Services Group	18	19
Corporate	(4)	(4)
Adjusted EBITDA	$127	$133

Depreciation and amortization expense	(21)	(24)
Non-cash stock-based compensation expense	(3)	(2)
Restructuring charges	(1)	(2)
Gain on sale of Merry Maids branches	1	1
Provision for income taxes	(23)	(17)
Loss on extinguishment of debt	—	(13)
Interest expense	(38)	(46)
Other non-operating expenses	(3)	(1)
Income from Continuing Operations	$39	$28

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended
	March 31,
(In millions)	2016	2015	Growth		Acquired		Organic
Pest Control	$206	$184	$22	12%	$17	9%	$5	3%
Termite and Other Services(1)	143	141	2	1%	1	1%	1	1%
Other	15	11	4	36%	—	—%	4	36%
Total revenue	$364	$336	$28	8%	$18	5%	$10	3%

(1)	Termite renewal revenue comprised 57 percent and 56 percent of total revenue from Termite and Other Services for the first-quarter of 2016 and 2015, respectively.

American Home Shield Segment

The table below presents selected operating metrics related to renewable customer counts and customer retention.

	As of March 31,
	2016	2015
Growth in Home Warranties	7%	6%
Customer Retention Rate	75%	75%

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	March 31,		Revenue
(In millions)	2016	2015	2016
Royalty Fees	$28	$28	57%
Company-Owned Merry Maids Branches	4	13	9
Janitorial National Accounts	10	10	20
Sales of Products	3	5	7
Other	3	4	7
Total revenue	$49	$59	100%